UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Karyopharm Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

an emaless requested, you will not otherwise receive a paper or email copy of the material(s). To view the proxy materials and to vote, visit www.proxyvote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Advance of the Meeting Vote by May 28, 2024 11:59 p.m. Eastern Time Visit www.proxyvote.com Vote Virtually at the Meeting* Vote on May 29, 2024 9:00 a.m. Eastern Time Visit www.virtualshareholdermeeting.com/KPTI2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. To elect the following three Class II director nominees: For 1) Deepika R. Pakianathan, Ph.D. 2) Richard Paulson, M.B.A. 3) Chen Schor, M.B.A., C.P.A. 2. To approve an amendment to the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares. For 3. To approve an amendment to the Karyopharm Therapeutics Inc. Amended & Restated 2013 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares. For 4. To approve a one-time stock option exchange program for non-executive officer employees. For 5. To approve, on an advisory basis, the compensation of our named executive officers. For 6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. For In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournments or postponements thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V42293-P09689